Exhibit 99.1

MOTIVE REPORTS 2007 UNAUDITED FINANCIAL RESULTS

Business Progress Continued in 2007

AUSTIN, Texas, February 20, 2008 – Motive, Inc. (OTC: MOTV), a leading provider of service management software for broadband and mobile data services, today filed with the Securities and Exchange Commission a Form 8-K providing unaudited financial results for the three and twelve months ended December 31, 2007.

For the three months ended December 31, 2007, total revenue was $17.9 million, as compared with revenues of $17.0 million for the three months ended December 31, 2006. Total revenue for the twelve months ended December 31, 2007 and December 31, 2006, was $63.6 million for each year.

For the 2007 fourth quarter, the company reported a net loss of $5.2 million, or $(0.19) per share, compared with a net loss of $6.3 million, or $(0.23) per share for the fourth quarter of 2006.

For the full year, the company had a net loss of $32.1 million, or $(1.16) per share, as compared to a net loss of $25.2 million or $(0.94) per share for the year ended December 31, 2006.

Excluding the impact of charges for the previously announced settlement of class action and derivative lawsuits and related expenses, Motive’s net loss for the twelve months ended December 31, 2007 was $24.5 million or $(0.89) per share.

“The company continues to post sequential improvements – and as evidenced by growth in key metrics including bookings and backlog – our core High Speed Data and Home Device Management businesses remain vibrant,” said Alfred Mockett, Motive chairman and chief executive officer.

Mr. Mockett continued, “Sales execution remains solid. Since our last report, we have:

–	Continued to make solid progress in our new Mobile Service Management initiative, closing a strategic contract with BT, which selected Motive to provide mobile service management for all of its mobile and converged services;

–	Expanded our market leadership in service management, adding the leading carriers in Argentina, Brazil, Chile, Columbia, Peru and Portugal to our blue-chip portfolio;

–	Continued to make progress on reducing administrative and overhead expenses, reducing our operating expenses by 13 percent in 2007, exclusive of costs associated with the lawsuit settlements.”

Company headcount was 308 at year-end, compared to 276 at December 31, 2006. Headcount additions during the year were primarily focused on billable resources in the company’s Professional Services operation and expansion of the company’s India Development Center.

At year-end the company cash and short-term investments totaled $25.5 million, compared with $41.6 million one year earlier. The company did not fund the cash portion of the lawsuit settlements in 2007 and anticipates doing so during the first quarter of 2008.

In the 2007 fourth quarter, Motive announced:

–	The appointment of BDO Seidman, LLP as the company’s new independent auditor.

–	Agreements to settle the securities class action litigation and derivative lawsuits pending in U.S. District Court in the Western District of Texas.

–	The hiring of Thomas Weisel Partners to review and evaluate the company’s strategic options.

“We entered 2008 in a much stronger position than any time in the recent past. Debt and lawsuit-free, we are now demonstrating sustained momentum in our core as well as new initiatives, and are well-positioned to address the tremendous growth opportunities in both existing and new market applications,” Mr. Mockett concluded.

As previously announced, the company intends to file unaudited financial statements each quarter under Form 8-K until it is able to file audited financial statements.

About Motive, Inc.

Motive provides service management software for broadband and mobile data services. Motive’s software is helping wireline, wireless, cable and satellite operators worldwide deliver a new generation of IP-based services that seamlessly integrate voice, video and data into a single, connected experience. With Motive, operators can leverage one service management platform to automate and remotely manage key customer touch points throughout the service lifecycle, across multiple services, networks and devices. The result is a consistent, unified experience for both customers and service providers that increases revenues from new and converged services, reduces fulfillment and support costs, and drives greater customer satisfaction and loyalty.

Motive and the Motive logo are trademarks or registered trademarks of Motive, Inc. All other products or services mentioned herein are trademarks of their respective holders.

Forward-Looking Statements

This press release contains certain forward looking statements, within the meaning of the federal securities laws, which are identified by the use of the words “believes”, “expects”, “anticipates”, “will”, “contemplates”, “would”, “should”, “may”, “estimate”, “intend”, “plan” and similar expressions that contemplate future events. These forward-looking statements are subject to risks and uncertainties that could cause our actual results or performance to differ materially from that indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, our history of operating losses and net losses, our ability to timely complete the restatement of our historical financial results and timely complete our financial statements for the years ended December 31, 2005, December 31, 2006 and December 31, 2007, and for interim periods since December 31, 2006, the ability of our new independent accounting firm to complete its audits and reviews of our financial statements, our ability to complete and file our delinquent

SEC reports, the fact that our historical financial results are not finalized and are subject to change, the outcome of an ongoing SEC investigation, the completion of previously announced settlements of securities and shareholder derivative litigation, and those additional risk factors and uncertainties discussed in our filings with the SEC, which are available at www.sec.gov. Statements included in this press release are based upon information known to us as of the date of this press release, and we assume no obligation to update any information contained in this press release.

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Contacts

For investors:

Mike Fitzpatrick

Motive, Inc.

(512) 531-1044 W

(512) 983-7065 M

Mike.fitzpatrick@motive.com

For Media:

The Torrenzano Group:

Al Bellenchia

Managing Director

(212) 681-1700 x 156

abellenchia@torrenzano.com

MOTIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED AND UNREVIEWED)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2007	2006	2007
Revenue:
License fees	$11,490	$14,085	$45,652	$51,773
Services:
Services	5,358	3,806	16,518	11,826
Acquired in business combination	186	—	1,401	—

Total services revenue	5,544	3,806	17,919	11,826

Total revenue	17,034	17,891	63,571	63,599

Cost of revenue:
License fees	838	1,170	2,510	3,239
Amortization of acquired technology	550	642	2,200	2,292
Services	5,726	7,134	21,991	25,734

Total cost of revenue	7,114	8,946	26,701	31,265

Gross margin	9,920	8,945	36,870	32,334

Operating expenses:
Sales & marketing	8,115	5,209	29,419	21,783
Research & development	3,794	3,784	16,125	15,004
General & administrative	4,388	5,335	18,581	20,282
Amortization of intangibles	136	137	550	550
Shareholder and securities litigation settlements	—	(350)	—	7,650
Business restructuring charge	—	—	1,561	—

Total operating expenses	16,433	14,115	66,236	65,269

Loss form operations	(6,513)	(5,170)	(29,366)	(32,935)
Interest income and expense, net	498	231	2,003	1,345
Other income (expense), net	135	64	2,831	22

Loss before income taxes	(5,880)	(4,875)	(24,532)	(31,568)
Provision for income taxes	384	312	717	570

Net loss	$(6,264)	$(5,187)	$(25,249)	$(32,138)

Basic and diluted loss per share	$(0.23)	$(0.19)	$(0.94)	$(1.16)

Shares used in computing basic and diluted loss per share	27,328	27,644	26,937	27,619

MOTIVE, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED AND UNREVIEWED)

(in thousands, except per share amounts)

	December 31, 2006	December 31, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$17,475	$21,410
Short-term investments	24,099	4,042
Accounts receivable, net	10,696	9,258
Prepaid expenses and other current assets	3,283	4,491

Total current assets	55,553	39,201

Property and equipment, net	4,916	3,442
Goodwill	39,656	39,656
Acquired technology, net	2,292	—
Other intangibles, net	1,123	573
Other assets	1,684	1,189

Total assets	$105,224	$84,061

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$5,433	$3,043
Accrued liabilities	7,631	20,642
Deferred revenue	39,223	43,104
Financing obligation payable	—	133

Total current liabilities	52,287	66,922
Deferred revenue	30,130	23,947

Total liabilities	82,417	90,869

Stockholders equity (deficit)	22,807	(6,808)

Total liabilities and stockholders equity (deficit)	$105,224	$84,061

MOTIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED AND UNREVIEWED)

(in thousands)

	Year Ended December 31,
	2006	2007
Cash flows from operating activities
Net loss	$(25,249)	$(32,138)
Adjustments to reconcile loss to net cash provided by (used in) operating activities:
Depreciation	3,358	3,226
Stock compensation	6,489	3,265
Amortization of intangibles	2,750	2,842
Accretion of discount on short-term investments	(12)	36
Other non cash items	—	—
Changes in operating assets and liabilities net of acquisitions:
Accounts receivable	6,594	1,438
Prepaid expenses and other assets	39	(715)
Accounts payable	847	(2,390)
Accrued liabilities	1,919	12,795
Deferred revenue	(11,478)	(2,303)

Net cash provided by (used in) operating activities	(14,743)	(13,944)

Cash flows from investing activities
Purchase of short-term investments	(97)	—
Proceeds from maturities of short-term investments	—	20,056
Purchase of property and equipment	(2,279)	(1,788)

Net cash provided by investing activities	(2,376)	18,268

Cash flows from financing activities
Proceeds from financing obligation	—	306
Payments made on financing obligation	—	(173)
Proceeds from issuance of common stock	399	4
Purchase of treasury stock	(648)	(112)

Net cash provided by (used in) financing activities	(249)	25

Net effect of exchange rates on cash and cash equivalents	(102)	(414)

Net increase (decrease) in cash and cash equivalents	(17,470)	3,935
Cash and cash equivalents at beginning of year	34,945	17,475

Cash and cash equivalents at end of year	$17,475	$21,410